Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Record Quarterly Loan Growth

Continued balance sheet expansion and earnings growth provide solid momentum toward merger with Columbia Bank

EUGENE, Ore., April 27, 2017 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights:

•	Record quarterly loan growth of $54.9 million.

•	Net income of $6.6 million, or $0.29 per diluted share.

•	First quarter tax-equivalent net interest margin of 4.23%.

•	Paid first quarter 2017 regular quarterly cash dividend of $0.11 per share.

Merger Update

On January 9, 2017, Pacific Continental Corporation entered into a definitive agreement to merge with Columbia Banking System, Inc., headquartered in Tacoma, Washington. Upon completion of the merger, the combined company will operate under the Columbia Bank name and brand. The agreement was approved by the Board of Directors of each company. Closing of the transaction, which is currently expected to occur in mid-2017, is contingent on shareholder approval and receipt of necessary regulatory approvals, along with satisfaction of other customary closing conditions.

Net Income Highlights

Net income for the first quarter 2017 was $6.6 million, or $0.29 per diluted share. Included in our net income were non-core costs associated with our pending merger with Columbia Bank of approximately $933 thousand, or approximately $0.03 per diluted share. The provision for loan losses expense in the first quarter 2017 was $900 thousand, compared to $1.9 million for the fourth quarter 2016. Annualized returns on average assets, average equity and average tangible equity for first quarter 2017 were 1.03%, 9.63%, and 12.93%, respectively, compared to 1.08%, 9.93%, and 13.35% for fourth quarter 2016.

“Our entire team did an outstanding job in the first quarter”, said Roger Busse, chief executive officer. “For our team to produce record quarterly loan growth during the period in which we announced our merger with Columbia Bank is truly remarkable. I couldn’t be more proud of our lenders, support staff and entire organization.”

First quarter 2017 noninterest income was $2.2 million, a decrease of $191 thousand from the fourth quarter 2016. The decrease relates primarily to lower service charge income, which decreased by $83 thousand. Fourth quarter service charges are typically higher due to annual fees that are charged during the fourth quarter. Additionally, during the fourth quarter, we recognized $327 thousand of gains from the termination of cash flow hedges associated with short term FHLB borrowings.

Noninterest expense for the first quarter 2017 was $15.5 million, which represented a decrease of $365 thousand from the fourth quarter of 2016. Costs associated with merger and acquisition (“M&A”) transactions were $933 thousand during the first quarter 2017, a reduction of $256 thousand from the fourth quarter 2016. M&A related costs incurred during the first quarter related to the pending merger transaction with Columbia Bank, while the fourth quarter costs related our acquisition of Foundation Bank. “Other” expenses were lower by $610 thousand, related primarily to a reduction of $415 thousand in city and county business taxes. During the fourth quarter 2016, we made a one-time true up payment related to our tax liability associated with the increased presence in Portland and Multnomah County during 2016. The tax payment was calculated based on deposit totals inside the city of Portland and Multnomah County.

Offsetting our expense decreases was an increase of $666 thousand in our salaries and benefits categories. The majority of the increase related to higher payroll taxes, which is typical during the first quarter when FICA limits reset, and lower loan origination costs, which represent an offset to salary expense.

Net Interest Margin

The first quarter 2017 net interest margin was 4.23%, a decrease of 15 basis points from the fourth quarter 2016. The change related to lower acquired loan accretion income, which was $1.3 million for the first quarter 2017 compared to $2.2 million for the fourth quarter 2016. The reduction in accretion income reduced our net interest margin by 16 basis points. As of March 31, 2017, there was $10.0 million fair value discount remaining on acquired loan portfolios. Accretion of loan fair value discounts, excluding any prepayments, are expected to add a minimum of $900 thousand in interest income during the second quarter of 2017, which would improve our margin by approximately 15 basis points. Monthly accretion is accounted for in accordance with GAAP with the majority using the interest-method. However, prepayment or refinancing can accelerate monthly expected accretion income.

The core net interest margin, which removes nonrecurring items and accretion of loan fair value marks, was 4.01% for the first quarter 2017 compared to 3.96% for the fourth quarter 2016. The positive change related primarily to improved yields on our securities portfolio. An outline of our core and reported net interest margins is as follows:

	Dollars in thousands
	First Quarter 2017			Fourth Quarter 2016
	Average Balance	Income (Expense)	Yield	Average Balance	Income (Expense)	Yield
Federal funds sold and interest-bearing deposits	$41,077	$88	0.87%	$40,436	$50	0.49%
Federal Home Loan Bank stock	7,243	32	1.79%	5,834	47	3.20%
Securities available-for-sale (1)	469,864	3,033	2.62%	477,953	2,925	2.43%
Net loans (2)	1,864,640	22,513	4.90%	1,808,408	22,271	4.90%

Earning assets	2,382,824	25,666	4.37%	2,332,631	25,293	4.31%

Interest bearing liabilities	1,423,048	(2,120)	-0.60%	1,381,915	(2,058)	-0.59%

Core margin (non-GAAP)	2,382,824	23,546	4.01%	2,332,631	23,235	3.96%
Acquired loan accretion		1,275	0.22%		2,244	0.38%
Prepayment penalties on loans		40	0.01%		211	0.04%

Net interest margin	$2,382,824	$24,861	4.23%	$2,332,631	$25,690	4.38%

(1)	Tax-exempt securities income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $272 and $273 for the three months ended March 31, 2017, and December 31, 2016, respectively. Net interest margin was positively impacted by 5 basis points in each of the three months ended March 31, 2017, and December 31, 2016, repectively.
(2)	Tax-exempt loan income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $409 and $432 for the three months ended March 31, 2017, and December 31, 2016, respectively. Net interest margin was positively impacted by 7 basis points in each of the three months ended March 31, 2017, and December 31, 2016, respectively.

Balance Sheet Highlights

Gross loans grew by $54.9 million in the first quarter 2017, and totaled $1.91 billion at March 31, 2017. Our first quarter 2017 loan growth represents a record for an individual quarter. Growth came especially in the Eugene and Portland markets, as well as in the national health care portfolio. At March 31, 2017, loans to dental practitioners totaled $382.9 million and represented 20.0% of the loan portfolio. This represented an increase of $5.4 million over fourth quarter 2016, when loans to dental practitioners represented 20.3% of the loan portfolio.

Period-end Company-defined core deposits at March 31, 2017, were $1.97 billion, a decrease of $67.8 million from the fourth quarter 2016. The majority of the decrease related primarily to four large deposit clients. One of the clients is a foundation, which saw a large deposit balance increase during the fourth quarter as donations came in for a special project. A large portion, of those funds, approximately $29 million, were withdrawn during the first quarter. The other clients saw seasonal deposit fluctuations in their business accounts, as is typical during the first half of the year.

“Our first quarter loan growth was outstanding and I’m extremely proud of our dedicated team of bankers”, said Casey Hogan, chief operating officer. “While deposits declined, most of that was expected. Additionally, we are not seeing as much new business due to the merger announcement, where we typically find that new deposit prospects will wait until after the merger closes before moving over new business.”

Asset Quality

As of March 31, 2017, the allowance for loan losses as a percentage of outstanding loans was 1.18%, a decrease from the 1.21% reported at December 31, 2016. At March 31, 2017, the allowance for loan losses as a percentage of nonperforming loans, net of government guarantees, increased to 298.86% from 236.88.% at December 31, 2016. During the first quarter 2017, the Company recorded net charge-offs of $742 thousand, compared to net loan recoveries of $48 thousand during the fourth quarter 2016. During the first quarter 2017, the Company made a $900 thousand provision for loan losses compared to a $1.9 million provision in the fourth quarter 2016.

At March 31, 2017, nonperforming assets, net of government guarantees, totaled $18.6 million, or 0.72% of total assets, compared to $21.6 million, or 0.85% of total assets, at December 31, 2016. Nonperforming assets at March 31, 2017, were comprised of $7.6 million of nonperforming loans, net of government guarantees of $2.3 million, and $11.1 million in other real estate owned. Loans past-due 30-89 days were 0.06% of total loans at March 31, 2017, equal to the 0.06% of total loans reported at December 31, 2016. There were no loans over 90 days past due at March 31, 2017 or December 31, 2016.

Capital Adequacy

The Company’s consolidated capital ratios continued to be above the minimum thresholds for the FDIC’s “well- capitalized” designation. At March 31, 2017, the Company’s capital amounts and ratios were as follows:

	March 31, 2017
Minimum dollar requirements - Regulatory Capital Amounts	Pacific Continental Corporation	Regulatory Minimum (Well- Capitalized)	Excess
Tier I capital (to leverage assets)	$225,297	$125,365	$99,932
Common equity tier 1 capital (to risk weighted assets)	$212,061	$144,913	$67,148
Tier I capital (to risk weighted assets)	$225,297	$178,355	$46,942
Total capital (to risk weighted assets)	$282,477	$222,943	$59,534

Minimum percentage requirements - Regulatory Capital Percentages	Pacific Continental Corporation	Regulatory Minimum (Well- Capitalized)
Tier I capital (to leverage assets)	8.99%	5.00%
Common equity tier 1 capital (to risk weighted assets)	9.51%	6.50%
Tier I capital (to risk weighted assets)	10.11%	8.00%
Total capital (to risk weighted assets)	12.67%	10.00%

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this release are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Certain financial measures, such as tangible shareholders’ equity, and tangible assets, are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy, funding sources and revenue trends. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and core deposit intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and core deposit intangible assets.

The following table presents a reconciliation of ending total shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) to total tangible assets (non-GAAP):

	March 31,	December 31,	March 31,
	2017	2016	2016
	(In thousands)

Total shareholders’ equity	$279,167	$273,755	$224,879
Subtract:
Goodwill	61,401	61,401	40,027
Core deposit intangible assets	8,714	8,981	3,781

Tangible shareholders’ equity (non-GAAP)	$209,052	$203,373	$181,071

Total assets	$2,597,305	$2,541,437	$1,965,705
Subtract:
Goodwill	61,401	61,401	40,027
Core deposit intangible assets	8,714	8,981	3,781

Total tangible assets (non-GAAP)	$2,527,190	$2,471,055	$1,921,897

About Pacific Continental Bank

Pacific Continental Bank, the wholly-owned operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fifteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with more than $2.5 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets, including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). All statements other than statements of historical fact are forward looking statements. Forward- looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan or deposit growth, accretion of loan fair value discount and its expected impact on interest income and core margin, and the benefits of the business combination transaction involving Pacific Continental and Columbia, including the potential for and timing of new deposit and other business, future financial and operating results, and the combined company’s plans, objectives and expectations. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s and Columbia’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s and Columbia’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to the business combination transaction involving Pacific Continental and Columbia, including (i) the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in Columbia’s stock price before closing, including as a result of the financial performance of Pacific Continental prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Columbia and Pacific Continental operate; (iv) the ability to promptly and effectively integrate the businesses of Columbia and Pacific Continental; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) diversion of management time on merger-related issues; (vii) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and (viii) other risks that are described in Columbia’s and Pacific Continental’s public filings with the SEC. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking the PSLRA’s safe harbor provisions.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication is being made in respect of the proposed merger transaction involving Columbia Banking System and Pacific Continental. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed transaction, Columbia has filed with the SEC a Registration Statement on Form S-4 that includes a Joint Proxy Statement of Columbia and Pacific Continental and a Prospectus of Columbia, as well as other relevant documents concerning the proposed transaction. Shareholders of Columbia and Pacific Continental are urged to carefully read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the transaction in their entirety and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. A definitive Joint Proxy Statement/Prospectus will be sent to the shareholders of each institution seeking any required shareholder approvals. The Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. Columbia and Pacific Continental shareholders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before voting on the transaction. Investors will also be able to obtain these documents, free of charge, from Pacific Continental by accessing Pacific Continental’s website at www.therightbank.com under the link “Investor Relations” or from Columbia at www.columbiabank.com under the tab “About Us” and then under the heading “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 A Street, Suite 800, Tacoma, Washington 98401-2156 or to Pacific Continental Corporation, Attention: Corporate Secretary, 111 West Seventh Avenue, P.O. Box 10727, Eugene, Oregon 97440-2727.

Pacific Continental and Columbia and their respective directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Columbia and Pacific Continental in connection with the merger. Information about the directors and executive officers of Columbia and their ownership of Columbia common stock is set forth in the proxy statement for Columbia’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 13, 2017. Information about the directors and executive officers of Pacific Continental and their ownership of Pacific Continental common stock is set forth in Pacific Continental’s Annual Report of Form 10-K, as amended and filed with the SEC on April 19, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Income Statements

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked	Year over
	March 31,	December 31,	March 31,	Quarter	Year
	2017	2016	2016	% Change	% Change
Interest and dividend income
Loans	$23,419	$24,294	$17,714	-3.60%	32.21%
Taxable securities	2,287	2,192	1,717	4.33%	33.20%
Tax-exempt securities	506	507	477	-0.20%	6.08%
Federal funds sold and interest-bearing deposits with banks	88	50	45	76.00%	95.56%

	26,300	27,043	19,953	-2.75%	31.81%

Interest expense
Deposits	1,197	1,171	897	2.22%	33.44%
Federal Home Loan Bank & Federal Reserve Bank borrowings	255	196	189	30.10%	34.92%
Subordinated debentures	570	590	—	-3.39%	NA
Junior subordinated debentures	97	100	56	-3.00%	73.21%
Federal funds purchased	1	1	2	0.00%	-50.00%

	2,120	2,058	1,144	3.01%	85.31%

Net interest income	24,180	24,985	18,809	-3.22%	28.56%

Provision for loan losses	900	1,875	245	-52.00%	267.35%

Net interest income after provision for loan losses	23,280	23,110	18,564	0.74%	25.40%

Noninterest income
Service charges on deposit accounts	694	777	693	-10.68%	0.14%
Bankcard income	300	316	290	-5.06%	3.45%
Bank-owned life insurance income	222	239	146	-7.11%	52.05%
Gain on sale of investment securities	—	64	237	-100.00%	-100.00%
Impairment losses on investment securities (OTTI)	(1)	(1)	(17)	0.00%	-94.12%
Other noninterest income	936	947	458	-1.16%	104.37%

	2,151	2,342	1,807	-8.16%	19.04%

Noninterest expense
Salaries and employee benefits	9,455	8,789	7,559	7.58%	25.08%
Premises and equipment	1,328	1,338	1,115	-0.75%	19.10%
Data processing	1,021	1,027	864	-0.58%	18.17%
Legal and professional fees	681	976	611	-30.23%	11.46%
Business development	474	557	516	-14.90%	-8.14%
FDIC insurance assessment	349	242	288	44.21%	21.18%
Other real estate (income) expense, net	118	(4)	10	-3050.00%	1080.00%
Merger related expenses (1)	933	1,189	—	-21.53%	NA
Other noninterest expense	1,105	1,715	1,044	-35.57%	5.84%

	15,464	15,829	12,007	-2.31%	28.79%

Income before provision for income taxes	9,967	9,623	8,364	3.57%	19.17%
Provision for income taxes	3,417	2,763	2,905	23.67%	17.62%

Net income	$6,550	$6,860	$5,459	-4.52%	19.99%

Earnings per share:
Basic	$0.29	$0.30	$0.28	-3.33%	3.57%

Diluted	$0.29	$0.30	$0.28	-3.33%	3.57%

Weighted average shares outstanding:
Basic	22,653,895	22,606,539	19,607,106

Common stock equivalents attributable to stock-based awards	312,017	215,856	175,176

Diluted	22,965,912	22,822,395	19,782,282

PERFORMANCE RATIOS
Return on average assets	1.03%	1.08%	1.12%
Return on average equity (book)	9.63%	9.93%	9.92%
Return on average equity (tangible) (2)	12.93%	13.35%	12.35%
Net interest margin - fully tax-equivalent yield (3)	4.23%	4.38%	4.27%
Efficiency ratio (4)	58.13%	57.35%	57.52%

(1)	Represents expenses associated with Columbia Bank’s acquisition of Pacific Continental in Q1 2017 and Pacific Continental’s acquisition of Foundation Bank in Q4 2016.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

NA Not applicable

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(Unaudited)

				Linked	Year over
	March 31,	December 31,	March 31,	Quarter	Year
	2017	2016	2016	% Change	% Change
ASSETS
Cash and due from banks	$25,836	$30,154	$24,628	-14.32%	4.90%
Interest-bearing deposits with banks	38,265	36,959	29,831	3.53%	28.27%

Total cash and cash equivalents	64,101	67,113	54,459	-4.49%	17.71%

Securities available-for-sale	472,166	470,996	383,442	0.25%	23.14%

Loans, net of deferred fees	1,912,608	1,857,767	1,429,734	2.95%	33.77%
Allowance for loan losses	(22,612)	(22,454)	(17,596)	0.70%	28.51%

Net Loans	1,889,996	1,835,313	1,412,138

Interest receivable	6,647	7,107	6,003	-6.47%	10.73%
Federal Home Loan Bank stock	10,324	5,423	3,511	90.37%	194.05%
Property and equipment, net of accumulated depreciation	19,899	20,208	18,900	-1.53%	5.29%
Goodwill and intangible assets, net	70,115	70,382	43,808	-0.38%	60.05%
Deferred tax asset	12,444	12,722	3,523	-2.19%	253.22%
Other real estate owned	11,056	12,068	11,747	-8.39%	-5.88%
Bank-owned life insurance	35,388	35,165	23,030	0.63%	53.66%
Other assets	5,169	4,940	5,144	4.64%	0.49%

Total assets	$2,597,305	$2,541,437	$1,965,705	2.20%	32.13%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$832,363	$858,996	$675,296	-3.10%	23.26%
Savings and interest-bearing checking	1,070,383	1,110,224	887,873	-3.59%	20.56%
Core time deposits	64,520	65,847	70,772	-2.02%	-8.83%

Total core deposits (2)	1,967,266	2,035,067	1,633,941	-3.33%	20.40%

Non-core time deposits	113,000	113,036	62,647	-0.03%	80.38%

Total deposits	2,080,266	2,148,103	1,696,588	-3.16%	22.61%

Securities sold under agreements to repurchase	2,812	1,966	478	43.03%	488.28%
Federal Home Loan Bank borrowings	182,000	65,000	30,500	180.00%	496.72%
Subordinated debentures	34,120	34,096	—	0.07%	313.68%
Junior subordinated debentures	11,350	11,311	8,248	0.34%	126.46%
Accrued interest and other payables	7,590	7,206	5,012	5.33%	NA

Total liabilities	2,318,138	2,267,682	1,740,826	2.23%	33.16%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 22,665,926 at March 31, 2017, 22,611,535 at December 31, 2016, 19,621,625 at March 31, 2016	206,505	205,584	156,703	0.45%	31.78%
Retained earnings	74,543	70,486	62,996	5.76%	18.33%
Accumulated other comprehensive (loss) income	(1,881)	(2,315)	5,180	-18.75%	-136.31%

	279,167	273,755	224,879	1.98%	24.14%

Total liabilities and shareholders’ equity	$2,597,305	$2,541,437	$1,965,705	2.20%	32.13%

CAPITAL RATIOS
Total capital (to risk weighted assets)	12.67%	12.69%	12.46%
Tier I capital (to risk weighted assets)	10.11%	10.08%	11.37%
Common equity tier 1 capital (to risk weighted assets)	9.51%	9.52%	10.88%
Tier I capital (to leverage assets)	8.99%	9.01%	9.75%
Tangible common equity (to tangible assets)(1)	8.27%	8.23%	9.42%
Tangible common equity (to risk-weighted assets)(1)	9.38%	9.27%	11.05%

OTHER FINANCIAL DATA
Shares outstanding at end of period	22,665,926	22,611,535	19,621,625
Tangible shareholders’ equity(1)	$209,052	$203,373	$181,071
Book value per share	$12.32	$12.11	$11.46
Tangible book value per share	$9.22	$8.99	$9.23

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $250.

NA Not applicable

PACIFIC CONTINENTAL CORPORATION and subsidiary

Loans by Type

(Dollars in thousands)

(Unaudited)

				Linked	Year over
	March 31,	December 31,	March 31,	Quarter	Year
	2017	2016	2016	% Change	% Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$80,333	$74,340	$66,419	8.06%	20.95%
Residential 1-4 family	61,516	61,548	51,356	-0.05%	19.78%
Owner-occupied commercial	468,296	461,557	373,002	1.46%	25.55%
Nonowner-occupied commercial	462,555	451,893	320,485	2.36%	44.33%

Total permanent real estate loans	1,072,700	1,049,338	811,262	2.23%	32.23%
Construction loans:
Multi-family residential	29,473	22,252	8,747	32.45%	236.95%
Residential 1-4 family	48,449	43,532	29,261	11.30%	65.58%
Commercial real estate	90,389	76,301	40,635	18.46%	122.44%
Commercial bare land and acquisition and development	10,398	15,081	20,518	-31.05%	-49.32%
Residential bare land and acquisition and development	9,682	10,645	6,562	-9.05%	47.55%

Total construction real estate loans	188,391	167,811	105,723	12.26%	78.19%

Total real estate loans	1,261,091	1,217,149	916,985	3.61%	37.53%
Commercial loans	640,520	630,491	505,845	1.59%	26.62%
Consumer loans	3,000	2,922	2,948	2.67%	1.76%
Other loans	10,037	9,225	5,525	8.80%	81.67%

Gross loans	1,914,648	1,859,787	1,431,303	2.95%	33.77%
Deferred loan origination fees	(2,040)	(2,020)	(1,569)	0.99%	30.02%

	1,912,608	1,857,767	1,429,734	2.95%	33.77%
Allowance for loan losses	(22,612)	(22,454)	(17,596)	0.70%	28.51%

	$1,889,996	$1,835,313	$1,412,138	2.98%	33.84%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$457,069	$442,556	$372,137	3.28%	22.82%
Portland market gross loans, period-end	781,859	747,037	684,025	4.66%	14.30%
Seattle market gross loans, period-end	400,283	405,843	144,524	-1.37%	176.97%
National health care gross loans, period-end (1)	275,437	264,351	230,617	4.19%	19.43%

Total gross loans, period-end	$1,914,648	$1,859,787	$1,431,303	2.95%	33.77%

DENTAL LOAN DATA (2)
Local dental gross loans, period-end	$150,572	$150,268	$149,698	0.20%	0.58%
National dental gross loans, period-end	232,295	227,210	201,243	2.24%	15.43%

Total gross dental loans, period-end	$382,867	$377,478	$350,941	1.43%	9.10%

(1)	National health care loans include loans to health care professionals, including dental and veterinary practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, west of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Selected Other Financial Information and Ratios

(Dollars in thousands)

(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,887,360	$1,829,408	$1,420,582
Allowance for loan losses	(22,720)	(21,000)	(17,467)

Loans, net of allowance	1,864,640	1,808,408	1,403,115
Securities, short-term deposits and FHLB stock	518,184	524,223	417,439

Earning assets	2,382,824	2,332,631	1,820,554
Noninterest-earning assets	187,508	191,571	135,858

Assets	$2,570,332	$2,524,202	$1,956,412

Interest-bearing core deposits(1)	$1,152,113	$1,145,533	$988,876
Noninterest-bearing core deposits(1)	864,486	859,492	617,672

Core deposits(1)	2,016,599	2,005,025	1,606,548
Noncore interest-bearing deposits	113,007	114,091	63,683

Deposits	2,129,606	2,119,116	1,670,231
Borrowings	156,097	121,155	57,570
Other noninterest-bearing liabilities	8,857	9,141	7,186

Liabilities	2,294,560	2,249,412	1,734,987

Shareholders’ equity (book)	275,772	274,790	221,425

Liabilities and equity	$2,570,332	$2,524,202	$1,956,412

Shareholders’ equity (tangible)(2)	$205,518	$204,474	$177,814

Period-end earning assets	$2,400,427	$2,343,268	$1,825,411

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$770,468	$815,674	$790,435
Portland market core deposits, period-end(1)	625,676	630,806	649,089
Seattle market core deposits, period-end(1)	571,122	588,587	194,417

Total core deposits, period-end(1)	1,967,266	2,035,067	1,633,941
Other deposits, period-end	113,000	113,036	62,647

Total	$2,080,266	$2,148,103	$1,696,588

Eugene market core deposits, average(1)	$806,369	$770,123	$799,583
Portland market core deposits, average(1)	630,962	644,037	615,929
Seattle market core deposits, average(1)	579,268	590,865	191,036

Total core deposits, average(1)	2,016,599	2,005,025	1,606,548
Other deposits, average	113,007	114,091	63,683

Total	$2,129,606	$2,119,116	$1,670,231

NET INTEREST MARGIN RECONCILIATION
Yield on average loans (3)	5.18%	5.44%	5.15%
Yield on average securities(4)	2.62%	2.43%	2.57%

Yield on average earning assets(4)	4.59%	4.73%	4.52%

Rate on average interest-bearing core deposits	0.29%	0.29%	0.26%
Rate on average interest-bearing non-core deposits	1.30%	1.22%	1.67%

Rate on average interest-bearing deposits	0.38%	0.37%	0.34%

Rate on average borrowings	2.37%	2.89%	1.73%

Cost of interest-bearing funds	0.60%	0.59%	0.41%

Interest rate spread(4)	3.99%	4.14%	4.11%

Net interest margin- fully tax equivalent yield(4)	4.23%	4.38%	4.27%

Acquired loan fair value accretion impact to net interest margin (5)	0.22%	0.38%	0.09%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $250 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Interest income includes recognized loan origination fees of $318, $316, and $205 for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively.
(4)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The tax equivalent yield adjustment to interest earned on loans was $409, $432 and $258 for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016 , respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $272, $273 and $257 for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016 , respectively.
(5)	During the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, accretion of the fair value adjustment on acquired loans contributed to interest income was $1,275, $2,244, and $409, respectively.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,	March 31,
	2017	2016	2016
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	521	1,294	710
Owner-occupied commercial	1,563	1,605	2,309
Nonowner-occupied commercial	3,279	3,374	761

Total permanent real estate loans	5,363	6,273	3,780
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	—	—	53
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	—	—	53

Total real estate loans	5,363	6,273	3,833
Commercial loans	4,494	5,560	1,529

Total nonaccrual loans	9,857	11,833	5,362
90-days past due and accruing interest	—	—	—
Total nonperforming loans	9,857	11,833	5,362

Nonperforming loans guaranteed by government	(2,291)	(2,354)	(2,720)
Net nonperforming loans	7,566	9,479	2,642

Other real estate owned	11,056	12,068	11,747

Total nonperforming assets, net of guaranteed loans	$18,622	$21,547	$14,389

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.18%	1.21%	1.23%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	298.86%	236.88%	666.01%
Quarter-to-date net loan (recoveries), charge offs, as a percentage of average loans, annualized	0.16%	-0.01%	-0.01%
Net nonperforming loans as a percentage of total loans	0.40%	0.51%	0.18%
Nonperforming assets as a percentage of total assets	0.72%	0.85%	0.73%
Consolidated classified asset ratio(1)	20.17%	23.51%	20.96%
Past due as a percentage of total loans(2)	0.06%	0.06%	0.07%

	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$22,454	$20,531	$17,301
Provision for loan losses	900	1,875	245
Loan charge-offs	(791)	(13)	—
Loan recoveries	49	61	50

Net (charge-offs) recoveries	(742)	48	50

Balance at end of period	$22,612	$22,454	$17,596

(1)	Consolidated classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION and subsidiary

Consolidated Financial Highlights

(Dollars in thousands, except share and per share data)

(Unaudited)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2017	2016	2016	2016	2016
EARNINGS
Net interest income	$24,180	$24,985	$20,771	$19,147	$18,809
Provision for loan loss	$900	$1,875	$1,380	$1,950	$245
Noninterest income	$2,151	$2,342	$1,919	$1,747	$1,807
Noninterest expense	$15,464	$15,829	$13,825	$14,932	$12,007
Net income	$6,550	$6,860	$4,851	$2,606	$5,459
Basic earnings per share	$0.29	$0.30	$0.24	$0.13	$0.28
Diluted earnings per share	$0.29	$0.30	$0.23	$0.13	$0.28
Average shares outstanding	22,653,895	22,606,539	20,511,392	19,697,314	19,607,106
Average diluted shares outstanding	22,965,912	22,822,395	20,676,964	19,868,967	19,782,282

PERFORMANCE RATIOS
Return on average assets	1.03%	1.08%	0.89%	0.53%	1.12%
Return on average equity (book)	9.63%	9.93%	8.05%	4.67%	9.92%
Return on average equity (tangible) (1)	12.93%	13.35%	10.14%	5.80%	12.35%
Net interest margin - fully tax equivalent yield (2)	4.23%	4.38%	4.22%	4.27%	4.27%
Efficiency ratio (tax equivalent) (3)	58.13%	57.35%	60.24%	70.60%	57.52%
Full-time equivalent employees	377	374	366	333	339

CAPITAL
Tier 1 leverage ratio	8.99%	9.01%	10.33%	9.62%	9.75%
Common Equity tier 1 ratio	9.51%	9.52%	9.43%	10.07%	10.88%
Tier 1 risk based ratio	10.11%	10.08%	9.99%	10.52%	11.37%
Total risk based ratio	12.67%	12.69%	12.55%	13.54%	12.46%
Book value per share	$12.32	$12.11	$12.23	$11.48	$11.46
Regular cash dividend per share	$0.11	$0.11	$0.11	$0.11	$0.11

ASSET QUALITY
Allowance for loan losses (ALL)	$22,612	$22,454	$20,531	$19,127	$17,596
Non performing loans (NPLs) net of government guarantees	$7,566	$9,479	$9,766	$1,631	$2,642
Non performing assets (NPAs) net of government guarantees	$18,622	$21,547	$22,832	$13,739	$14,389
Net loan (recoveries) charge offs	$742	$(48)	$(24)	$419	$(50)
ALL as a percentage of gross loans	1.18%	1.21%	1.14%	1.29%	1.23%
ALL as a % NPLs, net of government guarantees	298.86%	236.88%	210.23%	1172.72%	666.01%
Net loan charge offs (recoveries) to average loans	0.16%	-0.01%	-0.01%	0.12%	-0.01%
Net NPLs as a percentage of total loans	0.40%	0.51%	0.54%	0.11%	0.18%
Nonperforming assets as a percentage of total assets	0.72%	0.85%	0.90%	0.68%	0.73%
Consolidated classified asset ratio (4)	20.17%	23.51%	23.80%	20.81%	20.96%
Past due as a percentage of total loans (5)	0.06%	0.06%	0.01%	0.02%	0.07%

END OF PERIOD BALANCES
Total securities and short term deposits	$510,431	$507,955	$553,761	$414,381	$413,273
Total loans net of allowance	$1,889,996	$1,835,313	$1,786,205	$1,465,025	$1,412,138
Total earning assets	$2,410,751	$2,348,691	$2,344,609	$1,887,757	$1,828,922
Total assets	$2,597,305	$2,541,437	$2,539,060	$2,025,410	$1,965,705
Total non-interest bearing deposits	$832,363	$858,996	$901,290	$624,146	$675,296
Core deposits (6)	$1,967,266	$2,035,067	$2,049,352	$1,508,019	$1,633,941
Total deposits	$2,080,266	$2,148,103	$2,162,633	$1,600,132	$1,696,588

AVERAGE BALANCES
Total securities and short term deposits	$518,184	$524,223	$456,871	$408,378	$417,439
Total loans net of allowance	$1,864,640	$1,808,408	$1,558,018	$1,444,956	$1,403,115
Total earning assets	$2,382,824	$2,332,631	$2,014,889	$1,853,334	$1,820,554
Total assets	$2,570,332	$2,524,202	$2,163,987	$1,988,985	$1,956,412
Total non-interest bearing deposits	$864,486	$859,492	$687,803	$637,987	$617,672
Core deposits (6)	$2,016,599	$2,005,025	$1,648,777	$1,559,206	$1,606,548
Total deposits	$2,129,606	$2,119,116	$1,756,530	$1,627,742	$1,670,231

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis at a 35% tax rate) plus noninterest income.
(4)	The sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $250 thousand.